Exhibit (a)(12)

AMENDMENT

Dated:                     April 20, 2023

To be Effective:       May 31, 2023

TO

MORGAN STANLEY U.S. GOVERNMENT SECURITIES TRUST

DECLARATION OF TRUST

DATED

SEPTEMBER 29, 1983

MORGAN STANLEY U.S. GOVERNMENT SECURITIES TRUST

AMENDMENT TO THE DECLARATION OF TRUST

WHEREAS, Morgan Stanley U.S. Government Securities Trust (the “Trust”) was established by the Declaration of Trust dated September 29, 1983, as amended from time to time (the “Declaration”), under the laws of the Commonwealth of Massachusetts;

WHEREAS, Section 9.3 of the Declaration provides that the Trustees may amend the Declaration without the vote or consent of Shareholders to change the name of the Trust; and

WHEREAS, the Trustees of the Trust have deemed it advisable to change the name of the Trust to “Morgan Stanley Long Duration Government Opportunities Fund,” such change to be effective on May 31, 2023;

NOW, THEREFORE:

I. Section 1.1 of Article I of the Declaration is hereby amended so that the Section shall read in its entirety as follows:

“Section 1.1. Name. The name of the trust created hereby is the “Morgan Stanley Long Duration Government Opportunities Fund,” and so far as may be practicable the Trustees shall conduct the Trust’s activities, execute all documents and sue or be sued under that name, which name (and the word “Trust” wherever herein used) shall refer to the Trustees as Trustees, and not as individuals, or personally, and shall not refer to the officers, agents, employees or Shareholders of the Trust. Should the Trustees determine that the use of such name is not advisable, they may use such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name.”

II. Subsection (n) of Section 1.2 of Article I of the Declaration is hereby amended so that such Subsection shall read in its entirety as follows:

“(n)  “Trust” means the Morgan Stanley Long Duration Government Opportunities Fund.”

III. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

IV. The undersigned hereby certify that this Amendment has been duly adopted in accordance with the provisions of the Declaration.

V. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

IN WITNESS THEREOF, the undersigned, the Trustees of the Trust, have executed this Amendment this 20th day of April, 2023.

/s/ Frank L. Bowman Frank L. Bowman, as Trustee, and not individually c/o Perkins Coie LLP Counsel to the Independent Trustees 1155 Avenue of the Americas 22nd Floor New York, NY 10036	/s/ Frances L. Cashman Frances L. Cashman, as Trustee, and not individually c/o Perkins Coie LLP Counsel to the Independent Trustees 1155 Avenue of the Americas 22nd Floor New York, NY 10036
/s/ Kathleen A. Dennis Kathleen A. Dennis, as Trustee, and not individually c/o Perkins Coie LLP Counsel to the Independent Trustees 1155 Avenue of the Americas 22nd Floor New York, NY 10036	/s/ Nancy C. Everett Nancy C. Everett, as Trustee, and not individually c/o Perkins Coie LLP Counsel to the Independent Trustees 1155 Avenue of the Americas 22nd Floor New York, NY 10036
/s/ Eddie A. Grier Eddie A. Grier, as Trustee, and not individually c/o Perkins Coie LLP Counsel to the Independent Trustees 1155 Avenue of the Americas 22nd Floor New York, NY 10036	/s/ Jakki L. Haussler Jakki L. Haussler, as Trustee, and not individually c/o Perkins Coie LLP Counsel to the Independent Trustees 1155 Avenue of the Americas 22nd Floor New York, NY 10036
/s/ Manuel H. Johnson Dr. Manuel H. Johnson, as Trustee, and not individually c/o Johnson Smick International, Inc. 220 I St. NE, Suite 200 Washington, D.C. 20002	/s/ Joseph J. Kearns Joseph J. Kearns, as Trustee, and not individually c/o Perkins Coie LLP Counsel to the Independent Trustees 1155 Avenue of the Americas 22nd Floor New York, NY 10036
/s/ Michael F. Klein Michael F. Klein, as Trustee, and not individually c/o Perkins Coie LLP Counsel to the Independent Trustees 1155 Avenue of the Americas 22nd Floor New York, NY 10036	/s/ Patricia A. Maleski Patricia A. Maleski, as Trustee, and not individually c/o Perkins Coie LLP Counsel to the Independent Trustees 1155 Avenue of the Americas 22nd Floor New York, NY 10036
/s/ W. Allen Reed W. Allen Reed, as Trustee, and not individually c/o Perkins Coie LLP Counsel to the Independent Trustees 1155 Avenue of the Americas 22nd Floor New York, NY 10036

CERTIFICATE

The undersigned hereby certifies that she is the Secretary of Morgan Stanley U.S. Government Securities Trust (the “Trust”), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust duly adopted by the Trustees of the Trust on April 19-20, 2023, as provided in Section 9.3 of the Declaration of Trust of the Trust, said Amendment to take effect on May 31, 2023, and she hereby further certifies that such Amendment has not been amended and is on the date hereof in full force and effect.

Dated this 20th day of April, 2023

/s/ Mary E. Mullin
Mary E. Mullin
Secretary